UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 20, 2010

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	0-51582 (Commission File Number)	56-2542838 (IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas (Address of principal executive offices)	77046 (Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2010, the Compensation Committee of the Board of Directors of Hercules Offshore, Inc. (the “Company”) approved retention and incentive arrangements for the Company’s Chief Executive Officer, John T. Rynd, consisting of three separate awards.
Vesting under each award is conditioned upon Mr. Rynd’s continuous employment with the Company from the date of grant until the earlier of a specified vesting date or a Change in Control of the Company. Subject to the satisfaction of all vesting requirements, awards are payable in cash based on the product of the number of shares of Common Stock specified in the award, the percentage of that number of shares that vest under the award and the average price of the Common Stock for the 90 days prior to the date of vesting (“Average Share Price”).
The grant date of each of the three awards is January 1, 2011. Vesting of any award and the amount payable under any vested award do not affect vesting or the amount payable under any of the other awards. Subject to vesting, all awards are payable in cash within thirty days of vesting. No shares of common stock are issuable under any of the awards.
The first award is a Special Retention Agreement by and between the Company and Mr. Rynd (the “Agreement”), which provides for a cash payment based on 500,000 shares of Common Stock, subject to vesting. Upon satisfaction of vesting requirements, 100% of the amount under the Agreement becomes vested on December 31, 2013. If the requirements necessary for 100% vesting of this award are not met, no amounts become vested and no amount is payable. The amount payable in cash under the first award shall not exceed $5,000,000.
The second and third awards are Performance Awards under the Company’s 2004 Long-term Incentive Plan, as amended in 2007 (the “2004 LTIP”). Each Performance Award provides for a cash payment, subject to vesting, based on 250,000 shares of Common Stock. Upon satisfaction of vesting requirements, 100% of the first Performance Award becomes vested on December 31, 2013, and 100% of the second Performance Award becomes vested on March 31, 2014. Under each Performance Award, vesting is subject to the further requirement that the Average Share Price is at least $5.00. Subject to the satisfaction of the vesting requirements, the percentage of the Performance Award vested shall be equal to (1) the Average Share Price or $10.00, whichever is less, divided by (2) $10.00, and the Average Share Price for calculating the amount payable under the Performance Award is limited to $10.00. If the requirements necessary for vesting of a Performance Award are met, the amount payable in cash under each of the second and third awards shall be not less than $625,000 and not more than $2,500,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: December 27, 2010	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

3